Exhibit 10.2

Name:	[—]
Number of Shares of Stock Subject to Option:	[—]
Price Per Share:	$[—]
Date of Grant:	[—]

AVANIR PHARMACEUTICALS, INC.

2014 INCENTIVE PLAN

NON-STATUTORY STOCK OPTION AGREEMENT (EMPLOYEES)

This agreement (the “Agreement”) evidences a stock option granted by Avanir Pharmaceuticals, Inc. (the “Company”) to the individual named above (the “Optionee”) pursuant to the Avanir Pharmaceuticals, Inc. 2014 Incentive Plan (as amended from time to time, the “Plan”), which is incorporated herein by reference. [To accept the Award, the Optionee must electronically approve this document on the [—] online employee stock plan website.]

1. Grant of Stock Option. On the date of grant set forth above (the “Date of Grant”) the Company granted to the Optionee an option (the “Stock Option”) to purchase, on the terms provided herein and in the Plan, up to the number of shares of Stock set forth above (each, a “Share”, and collectively, the “Shares”) at the exercise price per Share set forth above, in each case subject to adjustment pursuant to Section 7 of the Plan in respect of transactions occurring after the date hereof.

The Stock Option evidenced by this Agreement is a non-statutory option (that is, an option that is not to be treated as a stock option described in subsection (b) of Section 422 of the Code). The Optionee is an employee of the Company and/or of one or more subsidiaries of the Company with respect to which the Company has a “controlling interest” as described in Treas. Regs. §1.409A-1(b)(5)(iii)(E)(1).

2. Meaning of Certain Terms. Each initially capitalized term used but not separately defined herein has the meaning assigned to such term in the Plan. [The following terms have the following meanings:

(a)	[—].]

3. Vesting; Method of Exercise. Unless earlier terminated, forfeited, relinquished or expired, the Stock Option shall vest [—], provided that the Optionee has remained in continuous Employment from the Date of Grant through the applicable vesting date. No portion of the Stock Option may be exercised until it vests. Each election to exercise the Stock Option must comply with such rules as the Administrator prescribes from time to time and must be accompanied by payment in full of the exercise price in the form of (i) cash or a check acceptable to the Administrator, (ii) to the extent permitted by the Administrator, payment by means of a broker-assisted cashless exercise program, (iii) such other form of payment, if any, as may be acceptable to the Administrator, or (iv) any combination of the foregoing. The latest date on which the Stock Option or any portion thereof may be exercised will be the tenth (10th) anniversary of the Date of Grant (the “Final Exercise Date”); provided, however, if at such time the Optionee is prohibited by applicable law or written Company policy applicable to the Optionee and similarly situated employees from engaging in any open-market sales of Stock, the Final Exercise Date will be automatically extended to thirty (30) days following the date the Optionee is no longer prohibited from engaging in such open-market sales. Any portion of the Stock Option that remains outstanding and has not been exercised by the Final Exercise Date will thereupon immediately terminate. Upon any earlier termination of Employment, the provisions of Section 6(a)(4)(A)-(E) of the Plan shall apply.

4. Forfeiture; Recovery of Compensation. By accepting the Stock Option the Optionee expressly acknowledges and agrees that his or her rights (and those of any permitted transferee) under the

Stock Option or to any Stock acquired under the Stock Option or any proceeds from the disposition thereof, are subject to Section 6(a)(5) of the Plan (including any successor provision). Nothing in the preceding sentence shall be construed as limiting the general application of Section 7 of this Agreement.

5. Transfer of Stock Option. The Stock Option may not be transferred except at death in accordance with Section 6(a)(3) of the Plan.

6. Certain Tax Matters. The Optionee expressly acknowledges and agrees that the Optionee’s rights hereunder, including the right to be issued the Shares (or any portion thereof) upon exercise, are subject to the Optionee’s promptly paying, or in respect of any later requirement of withholding being liable promptly to pay at such time as such withholdings are due, to the Company in cash (or by such other means as may be acceptable to the Administrator in its discretion) all taxes required to be withheld, if any. No Shares will be transferred pursuant to the exercise of the Stock Option unless and until the person exercising the Stock Option has remitted to the Company an amount in cash sufficient to satisfy any federal, state, or local requirements with respect to tax withholdings then due and has committed (and by exercising the Stock Option the Optionee shall be deemed to have committed) to pay in cash all tax withholdings required at any later time in respect of the transfer of such Shares, or has made other arrangements satisfactory to the Administrator with respect to such taxes. The Optionee also authorizes the Company and its subsidiaries to withhold such amounts from any amounts otherwise owed to the Optionee, but nothing in this sentence shall be construed as relieving the Optionee of any liability for satisfying his or her obligations under the preceding provisions of this Section.

7. Acknowledgments. By accepting the Stock Option [on the [—] online employee stock plan website], the Optionee agrees to be bound by, and agrees that the Stock Option is subject in all respects to, the terms of the Plan. The Optionee further acknowledges and agrees that (i) the signature to this Agreement on behalf of the Company is an electronic signature that will be treated as an original signature for all purposes hereunder and (ii) such electronic signature will be binding against the Company and will create a legally binding agreement when this Agreement is accepted by the Grantee [on the [—] online employee stock plan website].

Executed as of the             day of [—], [—].

Company:	AVANIR PHARMACEUTICALS, INC.

By:
Name:
Title:

[Signature Page to Non-Statutory Option Agreement]